Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan of Lemonade, Inc. of our report dated March 8, 2021, with respect to the consolidated financial statements of Lemonade, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
New York, New York

March 8, 2021